Exhibit 10.3

ADMINISTRATION AGREEMENT

This Agreement (“Agreement”) is made as of September 30, 2026 by and between Sagard Private Income Fund Inc., a Maryland corporation (the “Fund”), and Sagard Holdings Manager (US) LLC, a Delaware limited liability company (the “Administrator”).

WHEREAS, the Fund is a newly organized closed-end management investment fund that intends to elect to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, the Fund desires to retain the Administrator to provide administrative services to the Fund in the manner and on the terms hereinafter set forth; and

WHEREAS, the Administrator is willing to provide administrative services to the Fund on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Fund and the Administrator hereby agree as follows:

1. Duties of the Administrator.

(a) Appointment of Administrator. The Fund hereby retains the Administrator to act as administrator of the Fund, and to furnish, or arrange for others to furnish, the administrative services, personnel and facilities described below, subject to review by and the overall control of the Board of Directors of the Fund (the “Board”), for the period and on the terms and conditions set forth in this Agreement. The Administrator hereby accepts such retention and agrees during such period to render, or arrange for the rendering of, such services and to assume the obligations herein set forth subject to the reimbursement of costs and expenses provided for below. The Administrator shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized herein, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

(b) Services. The Administrator shall perform (or oversee, or arrange for, the performance of) the administrative and compliance services necessary for the operation of the Fund, including, but not limited to, maintaining financial records, overseeing the preparation and filing of the Fund’s tax returns, overseeing the calculation of the Fund’s net asset value, preparing, and assisting the Fund with any audits by an independent public accounting firm of, the Fund’s financial statements, compliance monitoring (including diligence and oversight of the Fund’s other service providers), preparing reports to the Fund’s shareholders and reports filed with the Securities and Exchange Commission (the “SEC”) and other regulators and disseminating such reports to shareholders, as applicable, preparing materials and coordinating meetings of the Board, managing the payment of expenses, the payment and receipt of funds for investments and the performance of administrative and professional services rendered by others, providing office space, equipment and office services, and such other services as the Administrator, subject to review by the Board, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Administrator shall also, on behalf of the Fund, conduct relations with sub-administrators, custodians, depositories, depositaries, transfer agents, escrow agents, dividend disbursing agents, other shareholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable in fulfilling its administrative duties. The Administrator shall make reports to the Board of its performance of its obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Fund as it shall determine to be desirable; provided that nothing herein shall be construed to require the Administrator to, and the Administrator shall not, in its capacity as Administrator pursuant to this Agreement, provide any advice or recommendation relating to the securities and other assets that the Fund should purchase, retain or sell or any other investment advisory services to the Fund. Sagard Holdings Manager (US) LLC, in its capacity as both the Fund’s investment adviser (the “Adviser”) and the Administrator, may provide on the Fund’s behalf significant managerial assistance to those portfolio companies to which the Fund is required to provide such assistance. For the avoidance of any doubt, the parties agree that the Administrator is authorized to enter into sub-administration agreements with a sub-administrator or other service provider (each, a “Sub-Administrator”) as the Administrator determines necessary in order to carry out the services set forth in this paragraph, subject to the prior approval of the Board. The Administrator and not the Fund shall be responsible for any compensation payable to any Sub-Administrator; provided, however, that the Administrator shall have the right to direct the Fund to pay directly to any Sub-Administrator the amounts due and payable to such Sub-Administrator from the fees and expenses payable to the Administrator under this Agreement.

2. Records. The Administrator agrees to maintain and keep all books, accounts and other records of the Fund that relate to activities performed by the Administrator hereunder and will maintain and keep such books, accounts and records in accordance with the Investment Company Act. The Administrator may delegate the foregoing responsibility to a third party with the consent of the Board, subject to the oversight of the Administrator and the Fund. In compliance with the requirements of Rule 31a-3 under the Investment Company Act, the Administrator agrees that all records which it or its delegate maintains for the Fund shall at all times remain the property of the Fund, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request. The Administrator further agrees that all records which it or its delegate maintains for the Fund pursuant to Rule 31a-1 under the Investment Company Act will be preserved for the periods prescribed by Rule 31a-2 under the Investment Company Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form. The Administrator shall have the right to retain copies of such records subject to observance of its confidentiality obligations under this Agreement.

3. Confidentiality. The parties hereto agree that each shall treat all information provided by each party to the other regarding its business and operations as confidential. All confidential information provided by a party hereto, including customer information, consumer information, and nonpublic personal information (each defined and regulated pursuant to Regulation S-P), shall be processed in accordance with the Adviser’s privacy policies and notices as they may be amended from time to time and used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any regulatory authority, any authority or legal counsel of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

The Administrator takes appropriate measures to protect against unauthorized access to or use of Regulation S-P “customer information,” and will provide notification to the Fund as soon as possible, but no later than 72 hours, after becoming aware that a breach in security has occurred resulting in unauthorized access to a “customer information system” maintained by the Administrator, as such term is defined in Regulation S-P.

4. Compensation; Allocation of Costs and Expenses.

(a) In full consideration of the provision of the services of the Administrator, the Fund shall reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations and providing personnel and facilities hereunder (including, for the avoidance of doubt, the Fund’s allocable portion of the overhead, rent, costs and expenses of providing such personnel and facilities hereunder, including salaries, bonuses and related payroll expenses), except as otherwise provided herein and in the Fund’s investment advisory agreement with the Adviser, as amended from time to time (the “Advisory Agreement”).

(b) Except as specifically provided herein or otherwise in the Advisory Agreement, the Fund anticipates that all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory services to the Fund, and the base compensation, bonus and benefits, and the routine overhead expenses, of such personnel allocable to such services, will be provided and paid for by the Adviser. The Fund will bear all other costs and expenses of the Fund’s operations, administration and transactions, including, but not limited to:

(i) investment advisory fees, including management fees and incentive fees, to the Adviser, pursuant to the Advisory Agreement;

(ii) the Fund’s allocable portion of overhead, rent, compensation, costs and other expenses (including travel expenses) incurred by the Administrator in performing its administrative obligations under this Agreement, including but not limited to: (x) the Fund’s chief compliance officer, chief financial officer and their respective staffs; (y) investor relations, legal, operations and other non-investment professionals at the Administrator that perform duties for the Fund; and (z) any internal audit group personnel of the Administrator or any of its affiliates; and

(iii) all other expenses of the Fund’s operations, administration and transactions including, without limitation, those relating to:

(1) Organizational expenses of the Fund and offering expenses associated with any public or private offering of the Fund’s common stock, including, without limitation:

A. organization expenses of the Fund and offering expenses associated with any public or private offering of the Fund’s common stock (including, without limitation, legal, accounting, printing, mailing, courier, consulting, subscription processing and filing fees and expenses and other offering expenses, including costs associated with software (including in connection with any investor tracking, subscription or data room software or service) and technology integration between the Fund’s systems and those of the Fund’s participating broker-dealers/intermediaries, reasonable bona fide due diligence expenses of participating broker-dealers/intermediaries supported by detailed and itemized invoices, costs in connection with preparing sales materials and other marketing expenses, design and website expenses, fees and expenses of the Fund’s escrow agent and transfer agent, fees to attend retail seminars or conferences sponsored by participating broker-dealers/intermediaries, costs, expenses and reimbursements for travel, meals, accommodations, entertainment and other similar expenses related to meetings or events with prospective investors, broker-dealers/intermediaries, registered investment advisers or financial or other advisers, and regulatory compliance fees and expenses (including the initial and/or preliminary notifications, registrations, filings and compliance obligations and other offering requirements contemplated by any applicable non-U.S. regulatory regime), and any “Know Your Customer” reviews of compliance undertaken prior to or in connection with the acceptance of an investor’s subscription agreement), but excluding the shareholder servicing fee); and

B. such portion of the Fund’s allocable portion of overhead, rent, compensation, costs and other expenses (including travel expenses) incurred by the Administrator in performing its administrative obligations as set forth in Section 4(b)(ii) that are incurred in connection with the structuring, formation and organization and funding of the Fund;

(2) all taxes, fees, costs, and expenses, retainers and/or other payments of accountants, legal counsel, advisers (including tax advisers), administrators, auditors, investment bankers, administrative agents, paying agents, depositaries, custodians, trustees, sub-custodians, consultants (including individuals consulted through expert network consulting firms), engineers, senior advisers, industry experts, operating partners, deal sourcers (including personnel dedicated to but not employed by the Administrator or its affiliates), and other professionals (including, for the avoidance of doubt, the costs and charges allocable with respect to the provision of internal legal, tax, accounting, technology or other services and professionals related thereto (including secondees and temporary personnel or consultants that may be engaged on short- or long-term arrangements) as deemed appropriate by the Administrator, with the oversight of the Board, where such internal personnel perform services that would be paid by the Fund if outside service providers provided the same services); fees, costs, and expenses herein include (x) costs, expenses and fees for hours spent by its in-house attorneys and tax advisers that provide transactional legal advice and/or services to the Fund or its portfolio companies on matters related to potential or actual investments and transactions and the ongoing operations of the Fund and (y) expenses and fees to provide administrative and accounting services to the Fund or its portfolio companies, and expenses, charges and/or related costs incurred directly by the Fund or affiliates in connection with such services, in each case, (I) that are specifically charged or specifically allocated or attributed by the Administrator, with the oversight of the Board, to the Fund or its portfolio companies and (II) provided that any such amounts shall not be greater than what would be paid to an unaffiliated third party for substantially similar advice and/or services;

(3) the cost of calculating the Fund’s net asset value, including the cost of any third-party valuation services;

(4) the cost of effecting any sales and repurchases of shares of the Fund’s common stock and other securities;

(5) fees and expenses payable under any managing dealer and selected intermediary agreements, if any;

(6) interest and fees and expenses arising out of all borrowings, guarantees and other financings or derivative transactions (including interest, fees and related legal expenses) made or entered into by the Fund, including, but not limited to, the arranging thereof and related legal expenses;

(7) all fees, costs and expenses of any loan servicers and other service providers and of any custodians, lenders, investment banks and other financing sources;

(8) costs incurred in connection with the formation or maintenance of entities or vehicles to hold the Fund’s assets for tax or other purposes;

(9) costs of derivatives and hedging;

(10) expenses, including travel, entertainment, lodging and meal expenses, incurred by the Adviser or members of its investment team, or payable to third parties, in negotiating, structuring and performing due diligence on prospective portfolio companies, including such expenses related to potential investments that were not consummated, and, if necessary, enforcing the Fund’s rights;

(11) expenses (including the allocable portions of compensation and out-of-pocket expenses such as travel expenses) or an appropriate portion thereof of employees of the Adviser or its affiliates to the extent such expenses relate to attendance at meetings of the Board or any committees thereof;

(12) all fees, costs and expenses, if any, incurred by or on behalf of the Fund in negotiating and structuring prospective or potential investments that are not ultimately made, including, without limitation, any legal, tax, administrative, accounting, travel, meals, accommodations and entertainment, advisory (excluding advisory services provided by the Adviser contemplated herein), consulting and printing expenses, reverse termination fees and any liquidated damages, commitment fees that become payable in connection with any proposed investment that is not ultimately made, forfeited deposits or similar payments;

(13) the allocated costs incurred by the Administrator or its affiliates in providing (or arranging for the provision of) managerial assistance to those portfolio companies that request it;

(14) all brokerage costs, hedging costs, prime brokerage fees, custodial expenses, agent bank and other bank service fees; private placement fees, commissions, appraisal fees, commitment fees and underwriting costs; costs and expenses of any lenders, investment banks and other financing sources, and other investment costs, fees and expenses actually incurred in connection with evaluating, making, holding, settling, clearing, monitoring or disposing of actual investments (including, without limitation, travel, meals, accommodations and entertainment expenses and any expenses related to attending trade association and/or industry meetings, conferences or similar meetings, any costs or expenses relating to currency conversion in the case of investments denominated in a currency other than U.S. dollars) and expenses arising out of trade settlements (including any delayed compensation expenses);

(15) investment costs, excluding internal costs of the Adviser for providing investment advisory services, and any fees, costs and expenses related to the organization or maintenance of any vehicle through which the Fund directly or indirectly participates in the acquisition, holding and/or disposition of investments or which otherwise facilitate the Fund’s investment activities;

(16) transfer agent, dividend agent and custodial fees;

(17) fees and expenses payable to transaction/brokerage platforms;

(18) fees and expenses associated with marketing efforts;

(19) federal and state registration fees, franchise fees, any stock exchange listing fees and fees payable to rating agencies;

(20) independent directors’ fees and expenses including reasonable travel, entertainment, lodging and meal expenses, and any legal counsel or other advisers retained by, or at the discretion or for the benefit of, the independent directors;

(21) costs of preparing financial statements and maintaining books and records, costs of Sarbanes-Oxley Act of 2002 compliance and attestation and costs of preparing and filing reports or other documents with the SEC, Financial Industry Regulatory Authority, U.S. Commodity Futures Trading Commission (“CFTC”) and other regulatory bodies and other reporting and compliance costs, including registration and exchange listing and the costs associated with reporting and compliance obligations under the Investment Company Act and any other applicable federal and state securities laws, and the compensation of professionals responsible for the foregoing;

(22) all fees, costs and expenses associated with the preparation and issuance of the Fund’s periodic reports and related statements (e.g., financial statements and tax returns) and other internal and third-party printing (including a flat service fee), publishing (including time spent performing such printing and publishing services) and reporting-related expenses (including other notices and communications) in respect of the Fund and its activities (including internal expenses, charges and/or related costs incurred, charged or specifically attributed or allocated by the Fund, the Adviser or its affiliates in connection with such provision of services thereby);

(23) the costs of any reports, proxy statements or other notices to shareholders (including printing and mailing costs) and the costs of any shareholder or Board meetings;

(24) proxy voting expenses;

(25) costs associated with an exchange listing;

(26) costs of registration rights granted to certain investors, if any;

(27) any taxes and/or tax-related interest, fees or other governmental charges (including any penalties incurred where the Adviser lacks sufficient information from third parties to file a timely and complete tax return) levied against the Fund and all expenses incurred in connection with any tax audit, investigation, litigation, settlement or review of the Fund and the amount of any judgments, fines, remediation or settlements paid in connection therewith;

(28) all fees, costs and expenses of any litigation, arbitration or audit involving the Fund, any vehicle or its portfolio companies and the amount of any judgments, assessments, fines, remediations or settlements paid in connection therewith, directors and officers, liability or other insurance (including costs of title insurance) and indemnification (including advancement of any fees, costs or expenses to persons entitled to indemnification) or extraordinary expense or liability relating to the affairs of the Fund;

(29) all fees, costs and expenses associated with the Fund’s information and data technology systems including the Fund’s allocable portion of the fees, costs and expenses associated with the Administrator’s information and data technology systems;

(30) the costs of specialty and custom software for investments;

(31) costs associated with individual or group shareholders;

(32) fidelity bond, directors’ and officers’ errors and omissions liability insurance and other insurance premiums;

(33) direct costs and expenses of administration, including printing, mailing, long distance telephone, copying and secretarial and other staff;

(34) all fees, costs and expenses of winding up and liquidating the Fund’s assets;

(35) extraordinary expenses (such as litigation or indemnification);

(36) all fees, costs and expenses related to compliance-related matters (such as developing and implementing specific policies and procedures in order to comply with certain regulatory requirements) and regulatory filings, notices or disclosures related to the Fund’s activities (including, without limitation, expenses relating to the preparation and filing of filings required under the Securities Act, TIC Form SLT filings, Internal Revenue Service filings under FATCA and FBAR reporting requirements applicable to the Fund or reports to be filed with the CFTC, reports, disclosures, filings and notifications prepared in connection with the laws and/or regulations of jurisdictions in which the Fund engages in activities, including any notices, reports and/or filings required under the European Securities and Markets Authority and any related regulations, know-your-customer, anti-money laundering, sanctions or anti-terrorism compliance costs applicable to the Fund and its activities, and other regulatory filings, notices or disclosures of the Adviser relating to the Fund and its affiliates relating to the Fund, and their activities) and/or other regulatory filings, notices or disclosures of the Adviser and its affiliates relating to the Fund including those pursuant to applicable disclosure laws and expenses relating to FOIA requests, but excluding, for the avoidance of doubt, any expenses incurred for general compliance and regulatory matters that are not related to the Fund and its activities;

(37) costs and expenses (including travel) in connection with the diligence and oversight of the Fund’s service providers;

(38) costs and expenses, including travel, meals, accommodations, entertainment and other similar expenses, incurred by the Adviser or its affiliates for meetings with existing investors and any broker-dealers/intermediaries, registered investment advisers, financial and other advisers representing such existing investors; and

(39) all other expenses incurred by the Administrator in connection with administering the Fund’s business.

The presence of an item in or its absence from the foregoing list shall in no way be construed to limit the responsibility of the Fund for such expense under this Agreement.

(c) From time to time, Sagard Holdings Manager (US) LLC, in its capacity as both the Adviser and the Administrator, or its affiliates may pay third-party providers of goods or services. Unless such expenses are specifically assumed by the Adviser/Administrator or its affiliates under this Agreement or the Advisory Agreement, the Fund will reimburse the Adviser, the Administrator or such affiliates thereof for any such amounts paid on the Fund’s behalf. From time to time, the Adviser and the Administrator may defer or waive fees and/or rights to be reimbursed for expenses. All of the foregoing expenses will ultimately be borne by the Fund’s shareholders.

(d) Costs and expenses of Sagard Holdings Manager (US) LLC, in its capacity as both the Adviser and the Administrator, that are eligible for reimbursement by the Fund will be reasonably allocated to the Fund on the basis of time spent (including on an estimated basis), assets under management, usage rates, proportionate holdings, a combination thereof or other reasonable methods determined by the Administrator.

5. Limit of Liability; Indemnification. To the full extent permitted by applicable law, the Administrator (and its members, managers, officers, agents, employees, controlling persons, and any other person or entity affiliated with any such person or entity or with the Administrator) shall not be liable to the Fund or its security holders for any act or omission by the Administrator (and its members, managers, officers, agents, employees, controlling persons, and any other person or entity affiliated with any such person or entity or with the Administrator) in connection with the performance of any of its duties or obligations under this Agreement or otherwise acting as administrator for the Fund, and the Fund shall indemnify, defend and protect the Administrator and its members, managers, officers, agents, employees, controlling persons, and any other person or entity affiliated with any such person or entity or with the Administrator, each of whom shall be deemed a third-party beneficiary hereof (collectively, with the Administrator, the “Indemnified Parties”), and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in in satisfaction of judgments, in compromises and settlement, as fines and penalties and legal or other costs and reasonable expenses) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Fund or its security holders) arising out of or otherwise based upon the performance in good faith of any of the Administrator’s duties or obligations under this Agreement or otherwise as administrator for the Fund. Notwithstanding the preceding sentence of this Section 5 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Fund or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Administrator’s duties or by reason of the reckless disregard of the Administrator’s duties and obligations under this Agreement (to the extent applicable, as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder). The Fund’s indemnification of the Indemnified Parties shall, to the extent not in conflict with any relevant insurance policy, be secondary to any and all payment to which any Indemnified Party is entitled from any relevant insurance policy issued to or for the benefit of the Fund and its affiliates or any Indemnified Party. The Fund’s indemnification of the Indemnified Parties shall also be secondary to any payment pursuant to any other indemnification obligation of any other relevant entity or person, including under any insurance policy issued to or for the benefit of such other entity or person, in all cases, to the extent not in conflict with the applicable other indemnification or insurance contract. In the event of payment by the Fund under this Agreement and pursuant to its indemnification obligations, the Fund shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnified Parties, including the rights of any Indemnified Party under any insurance policies.

For any claims indemnified by the Fund under this Section 5, to the fullest extent permitted by, and subject to the applicable conditions of, law, the Fund shall promptly pay expenses (including legal fees and expenses) incurred by any Indemnified Party in appearing at, participating in or defending any action, suit, claim, demand or proceeding in advance of the final disposition of such action, suit, claim demand or proceeding, including appeals, within 30 days after receipt by the fund of a statement or statements from the Indemnified Party requesting such advance or advances from time to time. Each Indemnified Party hereby undertakes to repay any amounts advanced on its behalf (without interest) to the extent that it is ultimately determined that the Indemnified Party is not entitled under this Agreement to be indemnified by the Fund. Such undertaking shall be unsecured and accepted without reference to the financial ability of the Indemnified Parties to make repayment and without regard to the Indemnified Parties’ ultimate entitlement to indemnification under the other provisions of this Agreement. No other form of undertaking shall be required of the Indemnified Parties other than the execution of this Agreement.

Nothing in this Agreement shall in any way constitute a waiver or limitation by the Fund of any rights or remedies which may not be so limited or waived in accordance with applicable law. In addition, notwithstanding any of the foregoing to the contrary, the provisions of this Section 5 shall not be construed so as to provide for the indemnification of any Indemnified Party for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this Section 5 to the fullest extent permitted by law.

6. Activities of the Administrator. The services of the Administrator to the Fund are not to be deemed to be exclusive, and the Administrator and each affiliate is free to render services to others. It is understood that directors, officers, employees and shareholders of the Fund are or may become interested in the Administrator and its affiliates, as directors/trustees, officers, members, managers, employees, partners, shareholders or otherwise, and that the Administrator and directors/trustees, officers, members, managers, employees, partners and shareholders of the Administrator and its affiliates are or may become similarly interested in the Fund as shareholders or otherwise.

7. Duration and Termination.

(a) This Agreement shall become effective as of the date first written above. This Agreement may be terminated at any time, without the payment of any penalty, (i) by the Fund, by the vote of a majority of the outstanding voting securities of the Fund or by the vote of a majority of the Fund’s directors, upon not less than 60 days’ prior written notice to the Administrator or (ii) by the Administrator upon not less than 90 days’ prior written notice to the Fund. The provisions of Section 5 of this Agreement shall remain in full force and effect, and the Administrator shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Administrator shall be entitled to any amounts owed under Section 4 through the date of termination or expiration, and Section 5 shall continue in force and effect and apply to the Administrator and its representatives as and to the extent applicable.

(b) This Agreement shall initially continue in effect for two years from the date hereof, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (i) the vote of a majority of the Board, or by the vote of a majority of the outstanding voting securities of the Fund, and (ii) the vote of a majority of members of the Board who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act.

(c) This Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act).

8. Administrator Personnel. The Administrator shall authorize and permit any of its members, managers, partners, directors/trustees, officers and employees who may be elected or appointed as directors or officers of the Fund to serve in the capacities in which they are elected or appointed. Services to be furnished by the Administrator under this Agreement may be furnished through the medium of any of such members, managers, partners, directors/trustees, officers and employees. In such event, any person who is a member, manager, partner, director/trustee, officer or employee of the Administrator and becomes a director/trustee or officer of the Fund will be deemed to be acting in such capacity solely for the Fund, and not as a member, manager, partner, director/trustee, officer or employee of the Administrator, or under the control or direction of the Administrator, even if paid by the Administrator. The Administrator shall make its members, managers, partners, directors/trustees, officers and employees available to attend meetings of the Board as may be reasonably requested by the Board from time to time. The Administrator shall prepare and provide such reports on the Fund and its operations as may be reasonably requested by the Board from time to time.

9. Amendments of this Agreement. This Agreement may be amended pursuant to a written instrument by mutual consent of the parties.

10. Governing Law. This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of New York, provided, however, that nothing herein shall be construed as being inconsistent with the Investment Company Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.

11. Entire Agreement. This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.

12. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service (with signature required), by facsimile or e-mail, or by registered or certified mail (postage prepaid, return receipt requested) to the parties hereto at their respective principal executive office addresses.

13. Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Counterparts may be delivered by e-mail (including Portable Document Format (.pdf) or any electronic signature complying with the Electronic Signatures in Global and National Commerce (ESIGN) Act of 2000 (e.g., www.docusign.com)) or other transmission method, and any counterpart so delivered shall be deemed to constitute an original signature, have been duly and validly delivered and be deemed the same as a handwritten signature for the purposes of validity, enforceability and admissibility pursuant to the ESIGN Act, the Uniform Electronic Transactions Act (UETA) model law or similar applicable laws.

14. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

SAGARD PRIVATE INCOME FUND INC.

By:	/s/ Christopher Millin
Name:	Christopher Millin
Title:	Chief Financial Officer and Treasurer

SAGARD HOLDINGS MANAGER (US) LLC

By:	/s/ Michaël Hassan
Name:	Michaël Hassan
Title:	General Counsel & Secretary

[Signature Page to SPIF Administration Agreement]